EXHIBIT 32.2

Certification by the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, I, Sanjeev Narula, hereby certify that, to the best of my knowledge, the Special Financial Report on Form 10-K of Upjohn Inc. for the period from February 14 (date of incorporation) to December 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of Upjohn Inc.

/s/ SANJEEV NARULA
Sanjeev Narula
Chief Financial Officer, Controller and Treasurer (Principal Financial and Accounting Officer)
May 7, 2020

This certification accompanies this Special Financial Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.